Exhibit 99.1

OTI Announces Completion of Oversubscribed Rights Offering to Shareholders

Approximately 19 million shares issued raising $3.3 million in gross proceeds strengthening balance sheet

Yokneam, Israel, May 25, 2021 - On Track Innovations Ltd. (OTI) (OTCQX: OTIVF), a global provider of near field communication (NFC) and cashless payment solutions, today announced that its previously announced rights offering (the “Rights Offering”), closed on May 19, 2021. The offering was oversubscribed and generated $3.3 million in gross proceeds. OTI intends to use the proceeds from the Rights Offering primarily to support its working capital needs and fund its operations and to a lesser degree for new product development activities.

OTI issued an aggregate of 18,965,517 ordinary shares at $0.174 per share. It is noted that this includes 10,869,304 shares issued to the Company’s controlling shareholder, The Jerry Ivy, Jr. Descendants’ Trust (Ivy) and its affiliates, upon exercise of its basic subscription rights and over-subscription rights. Following the offering, Ivy and its affiliates own 35.9% of issued and outstanding shares. Also, Ivy has an existing right to purchase additional shares from OTI upon conversion of a $1.5 million loan that Ivy extended to OTI and interest accrued, which may increase his percentage of holdings in OTI.

Yehuda Holtzman, CEO of OTI commented: “I would like to thank all our shareholders and long-term supporters for their show of confidence in OTI and in our strategic plan. We see significant long-term potential in our business, and we see this capital raise as an important step in securing our future.”

About OTI

OTI (OTCQX: OTIVF) is a leading developer of contactless payment solutions, Near Field Communication (NFC) technology based, for the unattended market. The company has been a technology leader since 1990, providing systems, devices and services to operators and integrators with solutions and components that are simple to implement.

To date, OTI has deployed over one million payment solutions to our focused unattended markets: self-service kiosk, micro-markets and vending machines, entertainment and gaming, automated teller machines, or ATM, Mass Transit Ticketing Validation, and fuel payments.

OTI operates through regional offices, supporting clients and payment industry partners with its unique contactless payment solutions.

Company Contact Pazit Malchi-Bodesky +972 4 686 8050 pazitm@otiglobal.com	Press Contact Ehud Helft +1 646 688 3559 oti@gkir.com

Safe Harbor for Forward-Looking Statements

This press release contains express or implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Whenever we use words such as "will," "expect," "look forward," "intend," "plan," "estimate", “anticipate”, “believe”, “should”, “can” or similar expressions, OTI is making forward-looking statements. For example, we are using forward-looking statements when we discuss our use of proceeds, success of OTI’s strategic plan and its potential as well as holdings of Ivy and potential conversion of the loan he extended to us. Because such statements deal with future events and are based on OTI's current expectations, they are subject to various risks and uncertainties and actual results, performance, or achievements of OTI could differ materially from those described in or implied by the statements in this press release. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are stated under the captions “Risk Factors” in OTI’s most recent Annual Report (Form 10-K) and other known and unknown uncertainties and risk factors including those detailed from time to time in OTI’s filings with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements. The reader is cautioned not to place undue reliance on forward-looking statements.